Exhibit 10.83
BUSINESS OBJECTS S.A.
BOARD OF DIRECTORS CHARTER
Amended June 5, 2007
I	BOARD STRUCTURE AND COMPOSITION

The Board of Directors (the “Board”) shall have a majority of directors who meet the criteria for “independence” established by the Nasdaq Stock Market and recommended by the AMF, each as amended from time to time. Directors who meet these criteria are referred to as Independent Directors. The Board shall also have at least three directors who meet the criteria for independence established by the Securities Exchange Act of 1934, as amended, and who serve on Business Objects’ Audit Committee.

II	BOARD OPERATIONS AND MEETINGS

Generally, Board members receive information in advance of Board meetings as appropriate so they will have an opportunity to prepare for discussion of the items at the meeting. Particularly sensitive subject matters may be discussed at the meeting without advance distribution of written materials.

At Board meetings, ample time is scheduled to assure full discussion of important matters. Management presentations are scheduled to permit a substantial proportion of Board meeting time to be available for discussion and comments.

Board members are expected to rigorously prepare for and attend and participate in all Board and applicable Committee meetings and to spend the time needed and meet as often as necessary to properly discharge their obligations. Each Board member is expected to ensure that other commitments do not materially interfere with the members’ service as Director.

To facilitate participation, directors may attend in person, via phone conference or via video conference. In accordance with and within the conditions and limits set by French law, Board members attending in person, via phone conference or via video conference are counted for purposes of establishing the quorum and the majority. In accordance with French law, attendance in person by a majority of Board members is required for certain Board decisions, for purposes of establishing the quorum.

III	COMMITTEES

The Board of Directors of the Company has four standing committees: a Nominating committee, a Governance Committee, an Audit Committee and a Compensation Committee.

All of the members of the Audit Committee, the Nominating Committee and the Compensation Committee will meet the criteria for independence established by the Nasdaq Stock Market and if applicable the rules of the U.S. Securities and Exchange and Commission. The members of these Committees will also meet the other membership criteria specified in the respective charters.

Committee members are appointed by the Board upon recommendation made by the Nominating Committee.

Each of the Committees makes recommendations to the Board, for final decision by the full Board as required by the French Law.

Each Committee has its own charter. The charter sets forth the principles, policies, objectives and responsibilities of the Committees in addition to the qualifications for Committee membership, procedures for Committee member nomination and removal, Committee organization and functioning and how the Committee will communicate with the Board. The charters provide that each Committee will meet to review its performance at least once a year.

The Board and each committee shall have the authority to obtain advice, reports or opinions from internal and external counsel and expert advisors and shall have the power to hire independent legal, financial and other advisors as they may deem necessary, without consulting with, or obtaining approval from, any officer of the Company in advance.

The Board may, from time to time, form new committees as it deems appropriate.

IV	SHARE OWNERSHIP PROGRAM

According to French law and the Company’s bylaws, the directors must own at least one share of the Company and have three months from the date of their appointment as director of the Company to comply with this obligation.

Effective on June 5, 2007 (the “Effective Date”), the directors’ minimum share ownership requirement is increased to 5,000 shares of the Company.

Notwithstanding the minimum legal requirements, the current directors have three years from the Effective Date to comply with this additional ownership obligation. Future directors will have three years from the date of their appointment as director of the Company to comply with this additional obligation.

Directors will be permitted to fulfill this ownership requirement through the exercise of warrants and/or the purchase of shares on the open market with cash held in a long-term incentive plan, (described below) or their own funds. Directors will be required to conduct all open market purchases in accordance with applicable laws, the Company’s insider trading policy and the Company’s board charter.

Each director will be required to maintain ownership of a minimum of 5,000 shares until the date on which the director ceases to be a member of the board of directors.

Subject and according to the authorization of the shareholders, the Board is authorized to pay an increased cash compensation, in the form of long-term incentive (LTI) cash, to the non-employee directors, who did not receive any warrants at the time of their appointment as director of the Company or at the time of renewal of the term of their office as director of the Company.

2